Exhibit 99.1

NEWS RELEASE

2300 Orchard Parkway

San Jose, CA 95131-1017

Tel: (408) 433-0910

Fax: (408) 428-7998

Contact:

Bill Slater

Chief Financial Officer

(408) 428-7801

bslater@symmetricom.com

Symmetricom Reports Fourth Quarter and Year End 2008 Financial Results

SAN JOSE, Calif. — Aug. 20, 2008 — Symmetricom, Inc. (NASDAQ:SYMM), a worldwide leader in precise time and frequency technologies that accelerate the deployment and enable the management of next generation networks, today reported financial results for its fourth quarter and fiscal year ended June 29, 2008.

Fiscal fourth quarter revenue was $57.0 million, a slight decrease from $57.4 million in the same period of the prior year. For the year ended June 29, 2008, revenue was $208.1 million, slightly below fiscal 2007 revenue of $208.4 million.

The net loss from continuing operations in the fourth quarter was $13.6 million, or $0.31 per share on a fully diluted basis, compared with net income of $1.4 million, or $0.03 per share on a fully diluted basis, in the same period of the prior year.  For the year, the net loss from continuing operations was $14.6 million, or $0.33 per share on a fully diluted basis, compared with net earnings of $6.1 million, or $0.13 per share on a fully diluted basis, in the prior year. Net loss for fiscal 2008 included an impairment charge of $14.3 million related to goodwill and intangible assets for the Company’s QoE business, pre-tax losses on investments of $3.7 million, a $700,000 gain on the sale of an asset, and restructuring and integration charges of $1.7 million.

Non-GAAP net earnings in the fourth quarter were $0.6 million, or $0.01 per share on a fully diluted basis, compared with $3.8 million, or $0.08 per share on a fully diluted basis, in the same period of the prior year. Fourth quarter non-GAAP net earnings include severance charges of approximately $1.2 million and costs related to the correction of prior period financial statements of approximately $0.8 million.  For the year, non-GAAP net earnings were $6.8 million, or $0.15 per share on a fully diluted basis, compared with $17.6 million or $0.38 per share for the prior year. Non-GAAP net earnings exclude certain items related to non-cash compensation, amortization of acquired intangibles, integration and restructuring charges, discontinued operations, and unusual and non-recurring items. The major items impacting fiscal 2008 non-GAAP net earnings included increased expenses related to the QoE business and expenses incurred in the fourth quarter relating to severance and restatement costs.

“Fiscal 2008 was a year of investment for Symmetricom,” said Thomas Steipp, president and CEO. “We anticipate that many of our operational investments, such as greater outsourcing of manufacturing and a new R&D center in China will result in greater efficiency as we move

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Symmetricom Reports Fourth Quarter 2008 Financial Results

Aug. 20, 2008

forward. Market development investments, such as those in the cable market, are expected to contribute to revenue growth in fiscal 2009.  Our investment in the QoE segment has not met our expectations and we have consolidated this business into our Telecom Solutions Division and substantially reduced spending levels. I expect that our investment in new products and efficiencies in fiscal 2008 will result in much improved operating results for fiscal 2009.”

Business Segment Results

Telecom Solutions Division revenue in the quarter was $37.5 million, an increase of $1.4 million, or 3.9 percent, compared with revenue of $36.1 million in the same period of the prior year. For the fiscal year, revenue was $129.1 million, a decrease of 4.5 percent from the prior year.

Timing, Test & Measurement Division revenue in the quarter was $19.4 million, a decrease of $1.8 million, or 8.4 percent, compared with revenue of $21.2 million in the same period of the prior year.  Revenue for the year was $77.2 million, an increase of $4.6 million or 6.3 percent over the prior year revenue of $72.7 million.

Quality of Experience Assurance Division revenue in the quarter was $92,000 compared to $131,000 in the fourth quarter a year ago. Revenue for the year was $1.7 million compared to $501,000 in the prior year.

First Quarter and Fiscal 2009 Guidance

Symmetricom anticipates revenue for fiscal year 2009 to be between $230 million and $240 million. GAAP earnings are expected to be in the range of $0.20 to $0.26 cents per share. Non-GAAP earnings are expected to be in the range of $0.35 to $0.41 cents per share.  Non-GAAP earnings per share exclude aggregate expenses of $0.15 per share comprised of $0.09 per share for equity-based compensation expense, $0.03 per share for amortization of intangible assets, $0.03 per share for integration and restructuring charges and $0.01 per share for net loss on the purchase of $63.1 million of our $120 million 3.25% Convertible Notes which occurred on July 30, 2008.

For the first fiscal quarter, Symmetricom expects revenues to be between $55 million and $60 million. GAAP earnings are expected to be in the range of $0.01 to $0.05 cents per share. Non-GAAP earnings are expected to be in the range of $0.06 to $0.10 cents per share. Non-GAAP earnings per share exclude aggregate expenses of $0.05 per share comprised of $0.02 per share for equity-based compensation expense, $0.01 per share for amortization of intangible assets, $0.02 per share for integration and restructuring charges and $0.01 per share for net loss on the purchase of $63.1 million of our $120 million 3.25% Convertible Notes which occurred on July 30, 2008.

Investor Conference Call

As previously announced, management will hold a conference call to discuss these results today, at 1:30 p.m. Pacific Time. Investors are invited to join the conference call by dialing 1-210-234-0003 and referencing “Symmetricom.” A live webcast will also be available on the investor relations section of the company’s website at www.symmetricom.com. An audio replay will be available for one week and can be accessed by dialing 203-369-3317.

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Symmetricom Reports Fourth Quarter 2008 Financial Results

Aug. 20, 2008

About Symmetricom, Inc.

As a worldwide leader in precise time and frequency products and services, Symmetricom provides “Perfect Timing” to customers around the world. Since 1985, the company’s solutions have helped define the world’s time and frequency standards, delivering precision, reliability and efficiency to wireline and wireless networks, instrumentation and testing applications and network time management. Deployed in more than 90 countries, the company’s synchronization solutions include primary reference sources, building integrated timing supplies (BITS), GPS timing receivers, time and frequency distribution systems, network time servers and ruggedized oscillators. Symmetricom also incorporates technologies including Universal Timing Interface (UTI), Network Time Protocol (NTP), Precision Time Protocol (IEEE 1588), and others supporting the world’s migration to Next-Generation-Networks (NGN). Symmetricom is based in San Jose, Calif., with offices worldwide. For more information, visit www.symmetricom.com.

Non-GAAP Information

Certain non-GAAP financial information is included in this press release. In the Reconciliation of GAAP to Non-GAAP Results, Symmetricom excludes certain items related to non-cash compensation, amortization of acquired intangibles, impairment of goodwill and other intangibles, integration and restructuring charges and unusual and non-recurring items. Symmetricom believes that excluding such items provides investors and management with a representation of the company’s core operating performance and with information useful in assessing our prospects for the future and underlying trends in Symmetricom’s operating performance.  Management uses such non-GAAP information to evaluate financial results and to establish operational goals. Non-GAAP information is not determined using GAAP and should not be considered superior to or as a substitute for data prepared in accordance with GAAP.  A reconciliation of the non-GAAP results to the GAAP results is provided in the financial schedules portion of this press release.

Safe Harbor

This press release contains forward-looking information within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbor created by those sections. These forward-looking statements include statements concerning first quarter and fiscal 2009 guidance, our expectation of lower manufacturing costs and greater operational efficiencies in 2009, progress made in developing product for the cable industry, increased penetration of international markets, as well as the information regarding the usefulness of the non-GAAP financial information. Symmetricom’s actual results could differ materially from those projected or suggested in these forward-looking statements. Factors that could cause future actual results to differ materially from the results projected in or suggested by such forward-looking statements include: reduced rates of demand for telecommunication products, cable products or test and measurement products, our customers’ ability and need to upgrade existing equipment, our ability to attract cable service providers as new customers for our products, our ability to successfully move some manufacturing to a third party provider, our ability to successfully move some R&D work to lower cost areas, our ability to negotiate contracts with our customers, our ability to maintain gross margins, timing of orders, cancellation or delay of customer orders, loss of customers,

Symmetricom Reports Fourth Quarter 2008 Financial Results

Aug. 20, 2008

difficulties in manufacturing products to specification or customer volume requirements, our ability to develop, market and sell products into the QOE market, challenges in integrating acquired businesses, customer acceptance of new products, geopolitical risks such as terrorist acts and the risk factors listed from time to time in Symmetricom’s reports filed with the Securities and Exchange Commission, including the annual report on Form 10-K, as amended,  for the fiscal year ended July 1, 2007 and subsequent Form 10-Q’s and Form 8-K’s.

Note: Financial schedules attached.

Symmetricom Reports Fourth Quarter 2008 Financial Results

Aug. 20, 2008

SYMMETRICOM, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Twelve months ended
	June 29,	July 1,	June 29,	July 1,
	2008	2007	2008	2007

Net revenue	$57,005	$57,416	$208,052	$208,380
Cost of products and services	31,373	30,199	113,771	109,837
Amortization of purchased technology	846	776	3,343	3,317
Integration and restructuring charges	148	36	634	224
Impairment of purchased technology	5,658	—	5,658	—
Gross profit	18,980	26,405	84,646	95,002
Gross margin	33.3%	46.0%	40.7%	45.6%
Operating expenses:
Research and development	7,212	7,524	27,887	23,692
Selling, general and administrative	18,709	17,493	65,693	60,543
Acquired in-process research and development	—	—	—	188
Amortization of intangible assets	233	258	958	792
Integration and restructuring charges	659	353	1,094	549
Impairment of goodwill	6,513	—	6,513	—
Impairment of intangible assets	2,104	—	2,104	—
Operating income (loss)	(16,450)	777	(19,603)	9,238
Gain on sale of asset	—	—	700	—
Loss on short term investments	(2,018)	—	(3,728)	—
Interest income	991	2,255	7,123	9,231
Interest expense	(1,126)	(1,182)	(4,747)	(4,823)
Earnings (loss) before income taxes	(18,603)	1,850	(20,255)	13,646
Income tax provision (benefit)	(5,044)	443	(5,666)	7,588
Net earnings (loss) from continuing operations	(13,559)	1,407	(14,589)	6,058
Gain (loss) from discontinued operations, net of tax	30	(143)	121	242
Net earnings (loss)	$(13,529)	$1,264	$(14,468)	$6,300

Earnings (loss) per share - basic:
Earnings (loss) from continuing operations	$(0.31)	0.03	$(0.33)	$0.13
Gain (loss) from discontinued operations	—	—	—	0.01
Net earnings (loss)	$(0.31)	$0.03	$(0.33)	$0.14
Weighted average shares outstanding - basic	43,914	45,601	44,461	45,572

Earnings (loss) per share - diluted:
Earnings (loss) from continuing operations	$(0.31)	0.03	$(0.33)	$0.13
Gain (loss) from discontinued operations	—	—	—	0.01
Net earnings (loss)	$(0.31)	$0.03	$(0.33)	$0.14
Weighted average shares outstanding - diluted	43,914	46,499	44,461	46,389

Symmetricom Reports Fourth Quarter 2008 Financial Results

Aug. 20, 2008

SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Twelve months ended
	June 29,	July 1,	June 29,	July 1,
	2008	2007	2008	2007
Reconciliation from GAAP to Non-GAAP
GAAP net earnings (loss) from continuing operations	$(13,559)	$1,407	$(14,589)	$6,058

Equity-based compensation expense:
Cost of products and services	164	299	823	1,034
Research and development	173	580	1,446	1,345
Selling, general and administrative	635	1,105	2,687	4,013
Total equity-based compensation expense	972	1,984	4,956	6,392
Amortization of intangible assets:
Cost of products and services	846	776	3,343	3,317
Operating expenses	233	258	958	792
Total amortization of intangible assets	1,079	1,034	4,301	4,109

Integration and restructuring charges	807	389	1,728	773
Write-off of non collectable sublease contract	—	—	—	298
Acquired in-process research and development	—	—	—	188
Gain on sale of asset	—	—	(700)	—
Loss, other than temporary, on investments	2,018	—	3,728	—
Cost of internal investigation	247	—	1,479	—
Income tax effect of QoSmetrics liquidation	—	—	—	3,412
Impairment of goodwill	6,513	—	6,513	—
Impairment of intangibles	7,762	—	7,762	—
Income tax effect of Non-GAAP adjustments	(5,257)	(1,043)	$(8,335)	(3,599)
Non-GAAP net earnings from continuing operations	$582	$3,771	$6,843	$17,631

Earnings from continuing operations per share-diluted:
GAAP earnings (loss) from continuing operations	$(0.31)	$0.03	$(0.33)	$0.13
Non-GAAP earnings from continuing operations	$0.01	$0.08	$0.15	$0.38
Shares used in diluted shares calcuation	44,483	46,499	44,972	46,389

Symmetricom Reports Fourth Quarter 2008 Financial Results

Aug. 20, 2008

SYMMETRICOM, INC.

RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(unaudited)

	Three months ended		Twelve months ended
	June 29,	July 1,	June 29,	July 1,
	2008	2007	2008	2007
Reconciliation from GAAP to Non-GAAP Gross Margin:
GAAP Revenue	$57,005	$57,416	$208,052	$208,380
GAAP Gross profit	18,980	26,405	84,646	95,002
GAAP Gross margin	33.3%	46.0%	40.7%	45.6%

Add Non-GAAP Items:
Equity-based compensation expense	164	299	823	1,034
Amortization of intangible assets	846	776	3,343	3,317
Integration and restructuring charges	148	36	634	224
Impairment of purchased technology	5,658	—	5,658	—

Non-GAAP Gross profit	$25,796	$27,516	$95,104	$99,577
Non-GAAP Gross margin	45.3%	47.9%	45.7%	47.8%
Reconciliation from GAAP to Non-GAAP Operating Expense:
GAAP Revenue	$57,005	$57,416	$208,052	$208,380
GAAP Operating expenses	35,430	25,628	104,249	85,764
Operating expenses % to revenue	62.2%	44.6%	50.1%	41.2%

Add Non-GAAP Items:
Cost of internal investigation	$247	$—	$1,479	$—
Equity-based compensation expense	808	1,685	4,133	5,358
Uncollectable sublease payment	—	—	—	298
Amortization of intangible assets	233	258	958	792
Acquired in-process research and development	—	—	—	188
Impairment of goodwill	6,513	—	6,513	—
Impairment of intangible assets	2,104	—	2,104	—
Integration and restructuring charges	659	353	1,094	549

Non-GAAP operating expenses	$24,866	$23,332	$87,968	$78,579
Non-GAAP operating expenses % to revenue	43.6%	40.6%	42.3%	37.7%

Symmetricom Reports Fourth Quarter 2008 Financial Results

Aug. 20, 2008

SYMMETRICOM, INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

(unaudited)

	June 29,	July 1,
	2008	2007

ASSETS
Current assets:
Cash and cash equivalents	$142,419	$37,587
Short-term investments	21,910	138,559
Accounts receivable, net	36,682	37,368
Inventories, net	38,273	38,957
Note receivable from employee	—	500
Prepaids and other current assets	14,402	11,094
Total current assets	253,686	264,065
Property, plant and equipment, net	25,036	26,626
Goodwill, net	48,144	54,706
Other intangible assets, net	7,191	17,730
Deferred taxes and other assets	44,512	46,060
Total assets	$378,569	$409,187

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,018	$12,949
Accrued compensation	13,582	13,936
Accrued warranty	3,801	3,374
Other accrued liabilities	11,233	15,161
Current maturities of long-term obligations	64,515	1,547
Total current liabilities	102,149	46,967
Long-term obligations	59,855	125,550
Deferred income taxes	426	334
Total liabilities	162,430	172,851
Stockholders’ equity:
Common stock	182,201	187,070
Accumulated other comprehensive income	(60)	403
Retained earnings	33,998	48,863
Total stockholders’ equity	216,139	236,336
Total liabilities and stockholders’ equity	$378,569	$409,187

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